Exhibit 3.1

INGLES MARKETS, INCORPORATED
(the “Corporation”)

THIRD AMENDED AND RESTATED BYLAWS

ARTICLE ONE

OFFICES

Section 1.1 Registered Office and Agent. The Corporation shall maintain a registered office in or near Asheville, North Carolina, or in such other location as may be determined from time to time by the Corporation’s Board of Directors (the “Board of Directors” or the “Board”), and shall have a registered agent whose business office is identical with such registered office.

Section 1.2 Other Offices. The Corporation may have offices at such place or places, within or outside the State of North Carolina, as the Board of Directors may from time to time determine or as the business of the Corporation may require or make desirable.

ARTICLE TWO

CAPITAL STOCK

Section 2.1 Issuance and Notice. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates; provided, however, that the use of such system by the Corporation is permitted by applicable law. Physical certificates of each class of stock may be issued and every holder of stock in the Corporation represented by physical certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice-President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile or electronic signature. Physical certificates shall be in consecutive number in the order in which they are issued upon the request of the Shareholder accompanied by the proper evidence of assignment of authority to transfer. It shall be the duty of the Corporation or the transfer agent to cancel the surrendered certificate or book-entry shares and issue a certificate or book-entry shares to the person entitled thereto and otherwise record the transaction.

Section 2.2 Transfer Agents and Registrars. The Board of Directors of the Corporation may appoint a transfer agent or agents and a registrar or registrars of transfer (other than the Corporation itself or an employee thereof) for the issuance of and transfer of shares of stock of the Corporation and may require that all stock certificates bear the signature of such transfer agent or registrar. In the event such a transfer agent or registrar is thus appointed, any share certificate may be signed by a facsimile or electronic signature. In case any officer, transfer agent, or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

Section 2.3 Transfer. Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of assignment of authority to transfer, it shall be the duty of the Corporation or the transfer agent to cancel the surrendered certificate and issue a certificate (or evidence of book-entry) to the person entitled thereto and otherwise record the transaction upon the books of the Corporation. No transfer of stock shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 2.4 Lost, Destroyed or Wrongfully Taken Certificates. Any person claiming a certificate of stock to be lost, destroyed or wrongfully taken shall make an affidavit or affirmation of that fact and shall comply with such other conditions applicable to the circumstances as the Board of Directors or the Corporation’s transfer agent may require, including the delivery of a bond of indemnity, in a form and with one or more sureties satisfactory to the Board of Directors or such transfer agent to indemnify the Corporation and such transfer agent against any claim that may be made against the Corporation or such transfer agent on account of the alleged loss, wrongful taking or distribution of such certificate; whereupon a new certificate (or evidence of book-entry) may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed. Such request must be made before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser. If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 2.5 Shareholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 2.6 Determining Shareholders of Record. In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may provide that the stock transfer books shall be closed for a stated period which shall not exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting. When a record date is so fixed, only Shareholders of record on that date shall be deemed to be Shareholders for the purpose of the particular action requiring such determination, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

ARTICLE THREE

SHAREHOLDERS MEETINGS

Section 3.1 Place of Meetings. All meetings of the Shareholders may be held at such place, if any, either within or without the State of North Carolina, and at such time and date as the Board of Directors shall determine and state in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that any meeting of the Shareholders shall not be held at any place, but may instead be held solely by means of remote communication as provided by Section 3.15 hereof and in accordance with the North Carolina Business Corporation Act.

Section 3.2 Annual Meeting. The annual meeting of the Shareholders shall be held each year on such hour and such date as the Board of Directors shall designate. At such annual meeting, the Shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting, regardless of whether notice of such matter has been given.

Section 3.3 Substitute Annual Meeting. If the annual meeting shall not be held on the day designated pursuant to these Bylaws, then a special meeting may be called as a substitute annual meeting in accordance with the provisions of Section 3.4 below. A substitute annual meeting so called shall be designated and treated for all purposes as the annual meeting for such year.

Section 3.4 Special Meetings.

A. Calling of Special Meetings. Upon request in writing to the President or Secretary, sent by registered mail or delivered to such Officer in person, by any of the persons entitled to call a meeting of Shareholders, as provided in Section 3.4B below, such Officer shall forthwith cause notice to be given to the Shareholders entitled to vote at such meeting. If the notice is not given within thirty (30) days after the date of delivery of the request, the persons calling the meeting may fix the time of meeting and give notice in the manner provided in these Bylaws.

B. Persons Entitled to Call Special Meetings. Special meetings of the- Shareholders, for any purpose whatsoever, may be called at any time by any of the following: (i) the Chairman of the Board; (ii) a majority of the Board of Directors in office; or (iii) Shareholders holding-not less than ten (10%) percent of the aggregate voting power of all issued and outstanding shares of stock of the Corporation that are entitled to vote.

C. Permissible Matters. Business transacted at all special meetings shall be confined to the objects stated in the notice of meeting.

Section 3.5 Notice.

A. Notice of Meetings. Notice of all meetings of Shareholders shall be given in writing to Shareholders of record entitled to vote at such meetings, by or at the direction of the President, the Secretary or the officer or persons calling the meeting.

B. Method of Notice. A notice may be given by the Corporation to any Shareholder, either personally or by mail or other means of written communication (including electronic means), charges prepaid, addressed to the Shareholder at his, her or its address or email address appearing on the books of the Corporation.

C. Time of Notice. Notice of a meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than ten (10) days nor more than fifty (50) days before the meeting except in the case of a meeting for the purpose of approving a merger or consolidation in which case the notice must be given not less-than twenty (20) days prior to the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage (air mail postage if the address is outside of the United States) thereon prepaid addressed to the Shareholder at his, her or its address as it appears on the Corporation’s record of Shareholders.

D. Contents of Notice. Notice of any meeting of Shareholders shall specify the place (if any), the day and the hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of a Board of Directors, on which the vote of Shareholders is expressly required by the provisions of the North Carolina Business Corporation Act.

Section 3.6 Waiver of Notice. Attendance of a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice of a meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Shareholder’s waiver shall be deemed the equivalent of giving notice. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except as may be otherwise required by the North Carolina Business Corporation Act.

Section 3.7 Quorum.

A. What Constitutes a Quorum. Except with respect to the election or removal of Directors or any other issue required by law or by the Corporation’s Articles of Incorporation to be submitted to Shareholders voting as separate classes (hereinafter referred to as “Class Voting Issues”), Shareholders holding shares having a majority of the aggregate votes of all classes of stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders for the purpose of acting on any matter that is not a Class Voting Issue. With respect to any Class Voting Issue, Shareholders holding a majority of the shares of the class of stock entitled to vote on such Class Voting Issue, represented in person or by proxy, shall constitute a quorum of such class of stock at any meeting of Shareholders for the purpose of acting on any such Class Voting Issue.

B. Loss of Quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 3.8 Adjournment. Any meeting of the Shareholders may be adjourned to another time and place by (i) the chairman of the meeting or (ii) the holders of shares having a majority of the votes represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided that the meeting is adjourned for less than 30 days and the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Notwithstanding the preceding sentence, if the Board of Directors fixes a new record date for the adjourned meeting with respect to who can vote at such meeting, then notice of the adjourned meeting shall be given to each Shareholder of record on the new record date who is entitled to vote at such meeting, which notice shall be given in accordance with the provisions of Section 3.4 hereof. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.9 Voting Rights. Pursuant to the Articles of Incorporation, there are currently authorized two classes of voting stock: Class A Common Stock and Class B Common Stock. If there are no Class A Common Stock shares outstanding, subject to the issuance of any series of voting Preferred Stock, holders of Class B Common Stock shares shall have exclusive voting power. If Class A Common Stock shares are issued and outstanding, the voting rights of holders of the Class A Common Stock and Class B Common Stock shall be as follows:

A. Holders of Class A Common Stock and Class B Common Stock shall in all matters not specified in paragraph B, C, D or E of this Section 3.9 vote together as a single class; provided that holders of Class A Common Stock shall have one vote per share and holders of Class B Common Stock shall have ten votes per share.

B. With respect to the election of directors, holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes twenty-five (25%) percent of the number of members of the Board of Directors authorized pursuant to Section 4.2 herein (rounded up to the next whole number if the fraction which results from the multiplication of the authorized number of members of the Board of Directors by 25% is equal to or greater than one-half and rounded down to the whole number if such fraction is less than one-half). Holders of Class B Common Stock voting as a separate class shall be entitled to elect those authorized directors which holders of the Class A Common Stock are not entitled to elect. Voting for directors shall be cumulatively by class only if and to the extent required by applicable North Carolina law.

C. The holders of Class A Common Stock by majority vote may remove with cause any Director elected by the holders of Class A Common Stock. In addition, such holders may remove, without cause, all of the Directors elected by the holders of Class A Common Stock or any one of such Directors if the votes cast against the removal of such single Director would not be sufficient to elect such Director if such shares could be voted cumulatively at an annual election. The holders of Class B Common Stock by majority vote may remove with cause any Director elected by the holders of Class B Common Stock. In addition, such holders may remove, without cause, all of the Directors elected by the holders of Class B Common Stock or any one of such Directors if the votes cast against the removal of such single Director would not be sufficient to elect such Director if such shares could be voted cumulatively at an annual election.

D. Holders of Class A Common Stock and Class B Common Stock shall be entitled to vote as a separate class on such other matters as may be required by law or the Corporation’s Articles of Incorporation to be submitted to such holders voting as separate classes.

E. Any vacancy in the office of a director elected by holders of Class A Common Stock may be filled by a vote of such holders voting as a separate class, and any vacancy in the office of a director elected by holders of Class B Common Stock may be filled by a vote of such holders voting as a separate class; provided, however, that in the absence of a Shareholder vote, in the case of a vacancy in the office of a director elected by either class, any vacancy may be filled by the remaining directors as provided in Section 4.5C herein. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of the Shareholders and until his or her successor shall have been elected and qualified.

F. Holders of Class B Common Stock will not have the right to elect directors as set forth in paragraphs B and E of this Section 3.9 if, on the record date for any Shareholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class B Common Stock is less than twelve and one-half (12.5%) percent of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock. In such event, those directors to be elected at such meeting other than by holders of Class A Common Stock voting as a class shall be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class; provided that, with respect to said election, holders of Class A Common Stock shall have one vote per share and holders of Class B Common Stock shall have ten votes per share.

G. Notwithstanding anything in this Section 3.9 to the contrary, subject to the issuance of any series of voting Preferred Stock, holders of Class A Common Stock shall have exclusive voting power on all matters at any meeting of Shareholders if there are no shares of Class A Common Stock issued and outstanding as of the record date for such Shareholder meeting.

Section 3.10 Proxies. A Shareholder entitled to vote may vote in person or by one or more agents authorized by a proxy executed in writing by the Shareholder or by his, her or its attorney-in-fact. A Shareholder may also authorize another person or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. In the event any such interest shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one shall have all of the power conferred by the instrument upon all of the persons so designated, unless the instrument shall otherwise provide. A proxy shall not be valid after eleven months from the date of its execution unless a longer period (not in excess of ten years) is expressly stated in such proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it except as may be otherwise provided in the North Carolina Business Corporation Act.

Section 3.11 List of Shareholders. Before each meeting of the Shareholders, a full, true and complete list, in alphabetical order and arranged by voting group (and within each voting group by class or series of shares), of all the Shareholders entitled to vote at such meeting, and indicating the address and the number of shares of each class of stock held by each, certified by the Secretary of the Corporation, shall be prepared and kept on file at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. Such list shall be open to the inspection of the Shareholders at any time during normal business hours for the period beginning two business days after notice of the meeting is given and continuing during the entire time of the Shareholders’ meeting. Such list may also be made available on a reasonably accessible electronic network (provided, however, that the information required to gain access to such list is provided with the notice of meeting). In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Shareholders of the Corporation. If the meeting is to be held at a place, then a list of Shareholders of the Corporation entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Shareholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Shareholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. Such list shall be prima facie evidence of who is a Shareholder of, record, but in the event of challenge, the record of Shareholders determined in accordance with Section 2.6 above shall prevail.

Section 3.12 Voting Inspectors. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of Shareholders, shall appoint one or more persons to act as voting inspectors to receive, canvass, certify and report the votes cast by the Shareholders at such meeting; but no candidate for the office of Director shall be appointed as a voting inspector at any meeting for the election of Directors.

Section 3.13 Secretary of Meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Shareholders; and, in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.14 Chairman of Meeting. The Chairman of the Board shall preside at all meetings of the Shareholders. In the absence of the Chairman of the Board, the President of the Corporation shall act as the presiding officer, and in the absence of the President, the Board of Directors may appoint any Director or Officer to act as chairman of the meeting.

Section 3.15 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such rules, regulations and procedures as the Board of Directors may adopt, the Shareholders and proxyholders not physically present at a meeting of the Shareholders may, by means of remote communication:

A. participate in a meeting of the Shareholders; and

B. be deemed present in person and vote at a meeting of the Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that:

(1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder;

(2) the Corporation shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(3) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 3.16 Advance Notice by Shareholders of Business Proposals and Director Nominations.

A. Advance Notice of Business Proposals. No business may be transacted at an annual meeting of Shareholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by any Shareholder of the Corporation (x) who is a Shareholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 3.16A and on the record date for the determination of Shareholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 3.16A. Notwithstanding anything in this Section 3.16A to the contrary, only persons nominated for election as a director pursuant to Section 3.16B to fill any term of a directorship that expires on the date of the annual meeting will be considered for election at such meeting.

(1) In addition to any other applicable requirements, for business (other than director nominations) to be properly brought before an annual meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary, and such business must otherwise be a proper matter for Shareholder action pursuant to these Bylaws and under the North Carolina Business Corporation Act. Subject to Section 3.16A(3), a Shareholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described in this Section 3.16A.

(2) To be in proper written form, a Shareholder’s notice to the Secretary with respect to any business (other than director nominations) must set forth as to each such matter such Shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, and a statement in support of the business or proposal, (B) the name and record address of such Shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder, (E) any material interest of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, including, without limitation, such information as would be required to satisfy the requirements of Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor Item or rule), regardless of whether such business would be required to be disclosed by the Corporation pursuant to Item 404 and (F) a representation that such Shareholder (or a qualified representative of such Shareholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(3) The foregoing notice requirements of this Section 3.16A shall be deemed satisfied by a Shareholder as to any proposal (other than director nominations) if the Shareholder has notified the Corporation of such Shareholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such Shareholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of Shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.16A; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.16A shall be deemed to preclude discussion by any Shareholder of any such business. If the Board of Directors or the chairman of the annual meeting determines that any Shareholder proposal was not made in accordance with the provisions of this Section 3.16A or that the information provided in a Shareholder’s notice does not satisfy the information requirements of this Section 3.16A, then such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 3.16A, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual meeting of Shareholders of the Corporation to present the proposed business, then such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(4) In addition to the provisions of this Section 3.16A, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.16A shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

B. Advance Notice of Director Nominations.

(1) Only persons who are nominated in accordance with this Section 3.16B shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors at any annual meeting of Shareholders, or at any special meeting of Shareholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board of Directors or (ii) by any Shareholder of the Corporation (x) who is a Shareholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.16B and on the record date for the determination of Shareholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.16B. The foregoing clause (ii) shall be the exclusive means for a Shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting of Shareholders.

(2) In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a Shareholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described in this Section 3.16B.

(3) Notwithstanding anything in paragraph (2) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board of Directors before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of Shareholders, a Shareholder’s notice required by this Section 3.16B shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(4) To be in proper written form, a Shareholder’s notice to the Secretary must set forth (i) as to each person whom the Shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person (present and for the past five (5) years), (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such person and (D) all other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the Shareholder giving the notice (A) the name and record address of such Shareholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Shareholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such Shareholder among such Shareholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such Shareholder (or a qualified representative of such Shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such Shareholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(5) To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 3.16B, a proposed nominee must deliver (in the case of nominee nominated by a Shareholder of the Corporation pursuant to this Section 3.16B, in accordance with the time periods and other requirements prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form to be provided by the Secretary upon written request of any shareholder of record identified by name within five business days of such written request) and (ii) a written representation and agreement (in the form to be provided by the Secretary upon written request of any shareholder of record identified by name within five business days of such written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (C) consents to being named as a nominee and, if elected as director of the Corporation, intends to serve for a full term on the Board and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable laws and all applicable rules of the U.S. exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by the Board of Directors.

(6) If the Board of Directors or the chairman of the meeting of Shareholders determines that any nomination was not made in accordance with the provisions of this Section 3.16B, that the information provided in a Shareholder’s notice does not satisfy the information requirements of this Section 3.16B or the applicable nominee has failed to comply with the preceding paragraph (5), then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.16B, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the meeting of Shareholders of the Corporation to present the nomination, then such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(7) In addition to the provisions of this Section 3.16B, a Shareholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

ARTICLE FOUR

DIRECTORS

Section 4.1 Management of Business. Subject to any limitations included in the Corporation’s Articles of Incorporation, these Bylaws or the North Carolina Business Corporation Act concerning action which shall be authorized by the Shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed by or under the direction of, the Board of Directors.

Section 4.2 Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than five (5) nor more than eleven (11) members as determined by resolution of the Board of Directors. Any directorships not filled by the Shareholders shall be treated as a vacancy to be filled by and in the discretion of the Board of Directors. The Directors shall be elected at the annual meeting of Shareholders, as provided herein; and each Director elected shall hold office for a term of one year and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of North Carolina or Shareholders of the Corporation.

Section 4.3 Removal. Directors may be removed by the Shareholders in accordance with the provisions of Section 3.9C herein.

Section 4.4 Resignations. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 4.5 Vacancies.

A. When Vacancies Occur. Vacancies in the Board of Directors shall exist in the case of happening of any of the following events: (1) an increase in the number of Directors; (2) the death, resignation or removal of any Director; (3) a declaration of vacancy by the Board of Directors as provided in Paragraph B below; or (4) at any meeting of Shareholders at which the Directors are elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his or her term in office.

B. Declaration of Vacancy. The Board of Directors may declare vacant the office of any Director if he or she is declared of unsound mind by an order of court, or finally convicted of a felony or adjudged a bankrupt.

C. Filling Vacancies. If the Board of Directors determines that a meeting of Shareholders is to be held or must be held to fill any vacancy, then such vacancy occurring in the Board of Directors may be filled by the Shareholders entitled to elect such Director in accordance with Section 3.9E herein. If a Shareholders meeting is not to be held to fill such vacancy in accordance with Section 3.9E herein, then such vacancy (including any vacancy resulting from an increase in the size of the Board of Directors) may be filled by a majority of the remaining Directors who were elected by the same class of Shareholders as the Director whose vacancy is being filled, even if such remaining Directors are less than a quorum; provided, however, that if there are no remaining Directors who were elected by such class of Shareholders, such vacancy may be filled by the remaining Directors, even if less than a quorum. Any Director elected by the Board of Directors shall serve only until the next annual meeting of Shareholders and until his or her successor shall have been elected and qualified.

Section 4.6 Compensation. By resolution of the Board of Directors, compensation to the Directors shall be fixed and expenses of attendance allowed for attendance at meetings of the Board. A Director may serve the Corporation in a capacity other than that of Director and receive compensation for the services rendered in such other capacity.

Section 4.7 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation or the Board of Directors.

ARTICLE FIVE

DIRECTORS MEETINGS

Section 5.1 Place of Meetings. The meetings of the Board of Directors may be held at the registered office of the Corporation or at any place either within or without the State of North Carolina as the Board of Directors may, from time to time, designate.

Section 5.2 Regular Meetings.

A. Timing and Call of Regular Meetings. Regular meetings of the Board of Directors shall be held not less than every three (3) months. All regular meetings of the Board of Directors of the Corporation shall be called by the Chairman of the Board or by the President.

B. Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors. Notice of the time and place of any other regular meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication at least three (3) days before the meeting.

Section 5.3 Special Meetings.

A. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by any four directors. Such meetings may be held within or without the State of North Carolina as the Board of Directors may designate.

B. Notice of Special Meeting. Notice of the time and place of special meetings of the Board of Directors shall be given orally, electronically or delivered personally to each Director at least two (2) days before the meeting or sent to each Director by mail or by other form of written communication at least four (4) days before the meeting. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein.

Section 5.4 Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board, either before or after the meeting, and his or her waiver shall be deemed the equivalent of giving notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting except if he or she attends a meeting solely for the purpose of stating at the beginning of the meeting any such objection or objections to the transaction of business.

Section 5.5 Purpose of Meeting. Neither the business to be transacted at a regular or special meeting, nor the purpose of such meeting, need be specified in the notice or waiver of notice of such meeting.

Section 5.6 Meeting by Telephone. Any one or more Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting pursuant to this Section 5.6 shall be deemed presence in person at such meeting.

Section 5.7 Quorum and Majority Action. At meetings of the Board of Directors, a majority of the number of the Directors shall constitute a quorum for the transaction of business. Only when a quorum is present may the Board of Directors continue to do business at any such meeting. If a quorum is present, the acts of a majority of the number of Directors in attendance shall be the acts of the Board of Directors.

Section 5.8 Manifestation of Dissent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 5.9 Informal Action by Directors. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed under any provision of the North Carolina Business Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the Directors to so act, and such statement shall be prima facie evidence of such authority.

Section 5.10 Adjourned Meetings.

A. Adjournment. In the absence of a quorum, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board or until a quorum shall be present.

B. Notice of Adjourned Meeting. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned and if the period of adjournment does not exceed ten (10) days in any one adjournment.

Section 5.11 Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, the President, or in absence of both, the Chairman of the Board and the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE SIX

COMMITTEES

Section 6.1 Committees. The Board of Directors may from time to time, by majority resolution of the full Board of Directors, appoint from among its members such Committees as the Board may determine. The Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent member at any meeting of such Committee. Any such Committee, to the extent provided in the resolution or by law, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation except that it shall have no authority as to the following matters:

(1) the dissolution, merger or consolidation of the Corporation, or the sale, lease or exchange of all or substantially all of the property of the Corporation;

(2) the designation of any such Committee or the filling of vacancies in the Board of Directors or in any such Committee;

(3) the fixing of compensation of the Directors for serving on the Board or on any such Committee;

(4) the amendment or repeal of the Bylaws or the adoption of new Bylaws; or

(5) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The designation of any Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him or her by law. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each Committee may determine its action, subject to Section 6.3 and to direction or instruction provided by the Board of Directors. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each Committee member shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of such Committee and is elected and qualified. Vacancies in the membership of any Committee which shall be so appointed by the Board of Directors shall be filled by the Board of Directors at a regular or special meeting.

Section 6.2 Meetings. Regular meetings of any Committee may be held without notice at such time and place as such Committee may fix from time to time by resolution. Special meetings of any Committee may be called by any member thereof upon not less than three (3) days notice stating the place, date and hour of such meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of such Committee at his or her business address. Any member of such Committee may waive in writing notice of any meeting and such waiver shall be deemed the equivalent of giving notice. The notice of a meeting of the Committee need not state the business proposed to be transacted at the meeting.

Section 6.3 Quorum. Unless otherwise provided in the resolution establishing any Committee or in amendments or revisions of any such resolution, a majority of the members of any Committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such Committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present.

Section 6.4 Informal Action. Action taken by a majority of the members of any Committee without meeting is nevertheless action of such Committee if written consent to the action in question is signed by all of the members of such Committee and filed with the minutes of the proceedings of the Committee, whether done before or after the actions so taken.

Section 6.5 Removal. Any member of any such Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

Section 6.6 Procedure. Any Committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws.

Section 6.7 Meeting by Telephone or Electronic Means. Any one or more members of any Committee may participate in a meeting of the Committee by means of a conference telephone or other communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

Section 6.8 Executive Committee. The Board of Directors, by resolution adopted by a majority of its members, may appoint from its members an Executive Committee. The Executive Committee shall, during the intervals between meetings of the Board of Directors, advise and aid the Officers of the Corporation in all matters concerning the Corporation’s interest and the management of its business and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to the Executive Committee authority to exercise all powers of the Board, excepting powers which may not be delegated to such Committee under the North Carolina Business Corporation Act, while the Board of Directors is not in session.

Section 6.9 Audit/Compensation Committee. The Board of Directors, by resolution adopted by a majority of its members, shall appoint from its members an Audit/Compensation Committee. To the extent it is practical in conducting the business of the Audit/Compensation Committee, meetings of the Audit/Compensation Committee will take place either immediately before or after regularly scheduled meetings of the Board of Directors.

ARTICLE SEVEN

OFFICERS

Section 7.1 Officers. The Officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents, and a Secretary and such other officers as the Board of Directors may determine from time to time, including, without limitation, a Treasurer, one or more Assistant Vice Presidents, an Assistant Secretary or an Assistant Treasurer. Any two or more offices may be held by the same person, except for the offices of President and Secretary.

Section 7.2 Election and Term. The Officers of the Corporation shall be elected or appointed by the Board of Directors at any regular or special meeting of the Board. Additionally, the Chairman of the Board, the Chief Executive Officer or the President may appoint one or more Vice Presidents (other than any Vice President of Finance, which Vice President may be appointed solely by the Board of Directors). Unless otherwise provided in the resolution of election or appointment (including any appointment of a Vice President effected by the Chairman of the Board, the Chief Executive Officer or the President), each Officer shall hold office for a period of one year or until his or her earlier death, resignation, retirement, removal, disqualification, or his or her successor is elected and qualified.

Section 7.3 Duties of Officers. All Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as hereinafter provided in these Bylaws or as may be determined by action of the Board of Directors.

A. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Directors and the Shareholders and shall discharge the duties of the presiding Officer. He or she shall perform whatever other duties the Board of Directors may from time to time prescribe. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the Shareholders and the Board of Directors.

B. Chief Executive Officer. The Chief Executive Officer shall have the responsibility for the general supervision of the business affairs of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. He or she shall be present at each meeting of the Board of Directors and shall be present at each annual meeting of the Shareholders and shall perform whatever other duties the Board of Directors may from time to time prescribe.

C. President. The President shall have the responsibility to supervise the day-to-day operations of the Corporation. He shall sign, with any other proper Officer, certificates for share of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution there of shall be delegated by the Board of Directions to some other Officer or agent. The President shall perform all other duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

D. Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors, the Chief Executive Officer or the President may authorize).

E. Vice Presidents. The Vice Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe (and, in the case of a Vice President appointed by the Chairman of the Board, the Chief Executive Officer or the President, such other powers as the Chairman of the Board, the Chief Executive Officer or the President may from time to time prescribe). The Board of Directors or Chairman of the Board may designate the order of seniority of Vice Presidents and may designate one or more Vice Presidents as Senior Vice Presidents. The duties and powers of the Vice Presidents shall disburse first to the Senior Vice President in the order of seniority specified by the Board of Directors or Chairman of the Board.

F. Secretary. The Secretary shall keep minutes of all meetings of the Shareholders and Directors, have charge of the minute books, stock books and seal of the Corporation, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the Chairman of the Board, President or Board of Directors.

G. Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the Chairman of the Board, President or Board of Directors.

H. Assistant Vice Presidents, Secretaries and Treasurers. Assistants to the Vice Presidents, Secretary and Treasurer may be appointed by the Board of Directors. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices. Assistants to the Vice Presidents, Secretary and Treasurer shall, in general, perform such other duties as shall be assigned to them by the Chairman of the Board, Chief Executive Officer, President or Board of Directors.

Section 7.4 Delegation of Duties. In case of the absence of any Officer of the Corporation, or for any other reason and for any duration that the Board of Directors may deem advisable, the Board of Directors may delegate the powers or duties, or any of them, of such Officer to any other Officer, or to any Director, provided a majority of the entire Board of Directors concurs therein.

Section 7.5 Removal of Officers. Any Officer elected or appointed by the Board of Directors (and any Vice President appointed by the Chairman of the Board, the Chief Executive Officer or the President) may be removed by the Board of Directors whenever, in the judgment of a majority of the members of the Board of Directors, the best interest of the Corporation will be served thereby. Additionally, any Vice President appointed by the Chairman of the Board, the Chief Executive Officer, or the President may be removed by the Officer who appointed such Vice President. The removal of any such Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, the election or appointment of an Officer shall not in and of itself create any contract rights.

Section 7.6 Bonds. The Board of Directors may by resolution require any or all Officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 7.7 Resignations. Any Officer may resign at any time in the same manner prescribed under Section 4.4 hereof.

Section 7.8 Vacancies. When a vacancy occurs in one of the executive offices by death, resignation, removal or otherwise, it shall be filled by the Board of Directors. The Officer so elected shall hold office until his or her successor is chosen and qualified or until his or her earlier resignation, removal from office or death.

ARTICLE EIGHT

INDEMNIFICATION

Section 8.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, or any part thereof, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all judgments, fines, amounts paid in settlement, liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 8.2 Advanced Payment of Expenses. The Corporation shall to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article Eight or otherwise.

Section 8.3 Claims. If a claim for indemnification (following the final disposition of the applicable proceeding) or advancement of expenses under this Article Eight is not paid in full within sixty (60) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 8.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article Eight shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of Shareholders or disinterested Directors or otherwise.

Section 8.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 8.6 Amendment, Repeal, Modification of Elimination. Any amendment, repeal, modification or elimination of this Article Eight shall not eliminate or impair any right to indemnification or to advancement of expenses hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 8.7 Other Indemnification and Prepayment of Expenses. This Article Eight shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 8.8 Certain Definitions. For purposes of this Article Eight, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article Eight, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 8.9 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

ARTICLE NINE

DEALINGS

Section 9.1 Related Transactions. No contract or other transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Directors or Officers of this Corporation are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or Committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if:

A. With knowledge on the part of the other Directors of such adverse interest, the transaction is approved in good faith by a majority, not less than two, of the disinterested Directors present even though less than a quorum, irrespective of the participation of the adversely interested Director in the approval; or if

B. After full disclosure of all the material facts to all the Shareholders, the transaction is specifically approved by the vote of Shareholders holding shares having a majority of the aggregate votes of all classes of stock entitled to vote or by the written consent of all of the voting shares other than those owned or controlled by the adversely interested Directors; or if

C. The adversely interested party proves that the transaction was just and reasonable to the Corporation at the time when entered into or approved. In the case of compensation paid or voted for services of a Director as director or as officer or employee the standard of what is “just and reasonable” is what would be paid for such services at arm’s length under competitive conditions.

Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors thereof which authorizes the contract or transaction.

ARTICLE TEN

DIVIDENDS AND RESERVES

Section 10.1 Dividends. The Board of Directors of the Corporation may from time to time declare, and thereupon the Corporation shall pay, dividends on such outstanding shares in cash, property or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation and subject to the following provisions:

A. Dividends may be declared and paid in cash or property only out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year (computed to the date of the declaration of the dividend) or the next preceding fiscal year.

B. Dividends may be declared and paid in the Corporation’s own shares out of any treasury shares that have been reacquired out of surplus of the Corporation.

C. Dividends may be declared and paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation provided that such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

D. The Corporation shall have the use of any cash or property declared as a dividend that is unclaimed until the time it escheats to the applicable jurisdiction. Any stock declared as a dividend and unclaimed shall be voted by the Board of Directors.

Section 10.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner by which it was created; provided, however, that no such., reserve shall, except in accordance with generally accepted accounting principles applicable to the kind of business conducted by the Corporation, diminish the amount of earned surplus or net profits available for dividends.

ARTICLE ELEVEN

CORPORATE BOOKS AND RECORDS

Section 11.1 Minutes of Corporate Meetings. The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its Shareholders, with the time and place of holding, whether annual, regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at Shareholders’ meetings and the proceedings thereof.

Section 11.2 Share Register. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a share register showing the names of the Shareholders and their addresses, the number of shares held by each and the number of every certificate surrendered for cancellation. The above specified information may be kept by the Corporation on punch cards, magnetic tape or other information storage device related to electronic data processing equipment provided that such card, tape or other equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section 11.3 of these Bylaws.

Section 11.3 Inspection of Records.

A. Location. The books and records of the Corporation may be kept within or outside the State of North Carolina at such place or places as may from time to time be designated by the Board of Directors.

B. By Shareholders. Except as otherwise required by law with respect to inspection rights, and subject to the limitations contained in the North Carolina Business Corporation Act, the share register, duplicate share register, and other books and records of account, minutes and record of Shareholders and Directors shall be open to inspection at any reasonable time, upon written demand stating the purpose thereof by any Shareholder who shall have been a Shareholder for at least six (6) months or who possesses, or is authorized in writing by the holders of, at least five (5%) percent of the outstanding shares of any class of Common Stock, for any proper purpose. Such inspection by a Shareholder may be made in person or by agent or attorney and the right of inspection includes the right to make extracts. Demand of inspection other than at a Shareholders meeting shall be made in writing upon the President or Secretary of the Corporation in accordance with the North Carolina Business Corporation Act. Holders of voting trust certificates representing shares of the Corporation shall be regarded as Shareholders for the purpose of this section.

C. By Directors. A Director is entitled to inspect and copy the books, records, and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the Director’s duties as a Director, including duties as a Committee member, but not for any other purpose or in any manner that would violate any duty to the Corporation. In the event of any disagreement regarding whether a Director is entitled to inspect particular books, records, or documents of the Corporation, the Board of Directors, or any Committee designated by the Board of Directors, shall determine whether such Director is so entitled.

ARTICLE TWELVE

GENERAL PROVISIONS

Section 12.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 12.2 Annual Report. The Board of Directors of the Corporation shall present at each annual meeting, and when called for by vote of the Shareholders at any special meeting of the Shareholders, a full and clear statement of any business and condition of the Corporation.

Section 12.3 Authority for Execution of Contracts and Instrument. The Board of Directors, except as otherwise provided, in these Bylaws, may authorize any officer or Officers, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 12.4 Signing of Checks, Drafts, Etc. All checks, drafts or other order for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined under applicable North Carolina law and from time to time by resolution of the Board of Directors.

Section 12.5 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any Officers authorized by the Board of Directors. Any such Officer, may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation or other entity, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 12.6 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 12.7 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the North Carolina Business Corporation Act or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 12.8 Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE THIRTEEN

SEAL

Section 13.1 Seal. The seal of the Corporation shall be in the form of a circle and shall have on the circumference thereon the name of the Corporation and “North Carolina” and shall have the word “SEAL” in the center. Such seal may be an impression or a stamp. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the words “Corporate Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him, her or any Assistant Secretary on the certificates of stock and such other papers as may be directed by law, by these Bylaws or by the Chairman of the Board, President or Board of Directors.

ARTICLE FOURTEEN

AMENDMENTS

Section 14.1 Amendments. Except as otherwise required by law, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

No Bylaw adopted or amended by the Shareholders shall be altered or repealed by the Board of Directors.

No alteration, amendment or rescission of a Bylaw shall be voted upon unless notice thereof has been given in the notice of the meeting or unless all of the Directors of the Corporation execute a written waiver of notice stating that action upon the bylaws is to be taken at the meeting, and the original of such waiver shall be recorded in the Minute Book.